UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Brocade announced that on April 11, 2012 it submitted, jointly with counsel for the plaintiffs, a Stipulation and Proposed Order Regarding Settlement in the matter captioned Stephen Knee vs. Brocade Communications Systems, Inc. (Case No.: 1-12-CV-220249) pending in the California Superior Court, County of Santa Clara. Pursuant to the Stipulation, Brocade will file a supplement to its Proxy Statement on Schedule 14A for its 2012 Annual Meeting of Stockholders. The supplement will contain additional disclosures concerning forecasted utilization rates with respect to equity awards relating to Brocade’s proposal to increase the number of shares available for grant under its 2009 Stock Plan (“Proposal Three”). The parties also requested that the court lift the preliminary injunction issued on April 10, 2012 enjoining a stockholder vote on Proposal Three.

Brocade will hold its 2012 Annual Meeting as previously scheduled. The other four proposals included in Brocade’s definitive proxy statement dated February 24, 2012 will be presented for stockholder consideration, and Brocade intends to then adjourn the Annual Meeting with respect to Proposal Three. Additional information concerning voting on Proposal Three will be contained in the supplement to the Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 11, 2012	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary